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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          DATATRAK INTERNATIONAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

[DATATRAK LOGO]

May 3, 2001

Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of DATATRAK International, Inc., to be held at 10:00 a.m., local time, on June 1, 2001 at National City Bank, Meeting Room B, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio.

     At this year's Annual Meeting, shareholders will be asked to elect four Directors. Information relating to the election of the four Directors is presented in the accompanying Proxy Statement, which shareholders are encouraged to read carefully.

     Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed Proxy card in the accompanying envelope. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person, even if you have previously returned your Proxy card.

     On behalf of the Board of Directors and management of DATATRAK International, Inc., we would like to thank you for your continued support and confidence.

                                          Sincerely yours,

                                          /s/ Jeffrey A. Green
                                          Dr. Jeffrey A. Green
                                          President and Chief Executive Officer

                          DATATRAK INTERNATIONAL, INC.
                      20600 Chagrin Boulevard, Suite 1050
                             Cleveland, Ohio 44122

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 1, 2001

     The 2001 Annual Meeting of Shareholders of DATATRAK International, Inc. (the "Company"), will be held at 10:00 a.m., local time, on June 1, 2001 at National City Bank, Meeting Room B, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio, for the following purposes:

          1. To nominate and elect four individuals as Directors of the Company for a two-year term ending at the Annual Meeting of Shareholders in 2003; and

          2. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Only shareholders of record at the close of business on April 20, 2001 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          THOMAS F. MCKEE
                                          Secretary

Cleveland, Ohio
May 3, 2001

        EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE
              ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE

                          DATATRAK INTERNATIONAL, INC.
                                ---------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                         Mailed on or about May 3, 2001

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of DATATRAK International, Inc. (the "Company"), to be used at the Annual Meeting of Shareholders of the Company on June 1, 2001 at 10:00 a.m., local time, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

     The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the instructions contained in those Proxies will be followed in each instance. If no instructions are given, the Proxy will be voted FOR the election of the four nominees listed on the Proxy. A shareholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by a duly executed Proxy bearing a later date.

     The record date for determination of shareholders entitled to vote at the Annual Meeting was the close of business on April 20, 2001. On that date, the Company had 3,290,322 Common Shares outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote. Shareholders do not have the right to vote cumulatively in the election of Directors.

     The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding Common Shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company's Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, telegraph and personal interview. The Company also may retain a third party to aid in the solicitation of Proxies.

     At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company's Code of Regulations (the "Code"), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Code, holders of Common Shares entitling them to exercise a majority of the voting power of the Company, present in person or by Proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed Proxies marked "abstain" as present for these purposes. The inspectors also will treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

     Nominees for election as Directors receiving the greatest number of votes will be elected. Votes that are withheld or broker non-votes with respect to the election of Directors will not be counted in determining the outcome of the election. Pursuant to the Code, the outcome of the vote relating to all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or the Articles, decided by the vote of a majority of the Common Shares present in person or by Proxy and entitled to vote on the matter in question. In voting for these proposals, votes may be cast in favor, against or abstained. Unless otherwise provided by law or the Company's Articles of Incorporation, broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote on these proposals.

             SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table shows, as of April 20, 2001 unless otherwise indicated, the beneficial ownership of the Common Shares of (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Shares,
(ii) each Director of the Company, (iii) each of the Named Executive Officers (as hereinafter defined) and (iv) all Directors and Named Executive Officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by each Director or Named Executive Officer, as the case may be.

                                                                  COMMON SHARES
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER       PERCENT
            ------------------------------------              ---------    ---------
Dr. Jeffrey A. Green(2).....................................   312,593        9.4%
Timothy G. Biro(3)..........................................    38,200        1.1%
Seth B. Harris(4)...........................................   134,634        4.0%
Terry C. Black..............................................    38,918        1.2%
Marc J. Shlaes..............................................    19,500          *
Dr. Wolfgang Summa..........................................     7,500          *
Dr. Robert M. Stote.........................................    69,353        3.1%
Dr. Mark J. Ratain..........................................    75,500        2.2%
Dr. Jerome H. Kaiser........................................    27,100          *
Robert E. Flaherty..........................................    36,500        1.1%
State of Wisconsin Investment Board(5)......................   370,000       11.2%
  P.O. Box 7842
  Madison, Wisconsin 53707
Brantley Venture Partners II, L.P. .........................   295,412        9.0%
  20600 Chagrin Boulevard, Suite 1150
  Cleveland, Ohio 44122
Dimensional Fund Advisors, Incorporated(6)..................   270,200        8.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Maxus Investment Group(7)...................................   250,159        7.6%
  1301 East Ninth Street, Suite 3600
  Cleveland, Ohio 44114
All directors and named executive officers as a group (10
  persons)..................................................   759,798       20.6%

---------------
*  Less than one percent.

(1) The number of Common Shares deemed outstanding includes (i) 3,290,322 Common Shares outstanding as of April 20, 2001 and (ii) with respect to each of the following individuals and groups, the following number of Common Shares, which may be purchased pursuant to option exercises within 60 days after the date of this Proxy Statement: Dr. Green (50,000 Common Shares); Mr. Biro (38,000 Common Shares); Mr. Harris (64,500 Common Shares); Dr. Stote (64,500 Common Shares); Dr. Ratain (66,500 Common Shares); Mr. Flaherty (36,500 Common Shares); Mr. Black (35,000 Common Shares); Mr. Shlaes (19,500 Common Shares); Dr. Summa (7,500 Common Shares); Dr. Kaiser (22,500 Common Shares); Brantley Venture Partners II, L.P. ("Brantley") (5,166 Common Shares); all Directors and Named Executive Officers as a group (404,500 Common Shares).

(2) Includes 73,969 Common Shares held by Dr. Green's wife. Dr. Green disclaims beneficial ownership of these 73,969 Common Shares.

(3) Includes 200 Common Shares held by Mr. Biro's wife.

(4) Includes 44,634 Common Shares held in trust for Mr. Harris.

(5) The information provided herein with respect to the beneficial ownership of the Common Shares by the State of Wisconsin Investment Board was obtained solely from a Schedule 13G filed with the Securities and

    Exchange Commission (the "Commission") on February 14, 2001 by the State of Wisconsin Investment Board.

(6) Certain investment companies and certain other commingled group trusts and commingled accounts, for which Dimensional Fund Advisors, Incorporated ("Dimensional") serves in the capacity as investment advisor, hold the Common Shares listed. Dimensional possesses voting and/or investment power over the Common Shares listed, however Dimensional disclaims beneficial ownership of these securities. The information provided herein with respect to the beneficial ownership of the Common Shares by Dimensional was obtained solely from the Schedule 13G filed with the Commission on February 2, 2001 by Dimensional.

(7) The information provided herein with respect to the beneficial ownership of the Common Shares by the Maxus Investment Group was obtained solely from a
    Schedule 13D filed with the Commission on August 23, 2000 by the Maxus Investment Group.

                             ELECTION OF DIRECTORS

     The authorized number of Directors of the Company is presently fixed at seven, with members of the Board of Directors divided into two classes and with the term of office of one class expiring each year.

     At the Annual Meeting, shareholders will nominate and elect four individuals as Directors to serve until the Annual Meeting to be held in the year 2003 and until the successors of those Directors are duly elected and qualified. At its February 27, 2001 meeting, the Board of Directors nominated Drs. Green, Stote and Kaiser and Mr. Biro to stand for election as Directors at the Annual Meeting. Drs. Green, Stote and Kaiser and Mr. Biro are presently Directors of the Company.

     Unless otherwise directed, the persons named in the accompanying Proxy will vote for the election of the four nominees shown below as Directors of the Company. In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election of the other persons that the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those persons named below or any substitute nominees for any of them.

     Included below is information concerning the nominees for election at the Annual Meeting, as well as those Directors who will continue to serve in office after the Annual Meeting.

NOMINEES FOR ELECTION AT THE 2001 ANNUAL MEETING

     Jeffrey A. Green, Pharm.D., FCP. Dr. Green is the Company's founder and has served as the President and Chief Executive Officer and a Director of the Company since March 1992. From 1984 to 1992, Dr. Green served as an Assistant Professor of Medicine and Radiology at Case Western Reserve University, Cleveland, Ohio. During his tenure at Case Western Reserve University, Dr. Green established and directed the Cardiovascular Clinical Pharmacology Research Program at University Hospitals of Cleveland. In addition, Dr. Green was an established investigator in clinical cardiology and PET scanning and was responsible for directing over 90 individual investigations during his tenure. Dr. Green has authored over 90 publications and has been an invited speaker at more than 125 national meetings. He was the recipient of the McKeen Cattell Distinguished Achievement Award from the American College of Clinical Pharmacology in 1988. Dr. Green is a graduate of Purdue University (B.S.) and the University of Texas (Pharm.D.). Dr. Green is 45 years of age.

     Timothy G. Biro. Mr. Biro has been a Director of the Company since 1992. Mr. Biro is the Managing Partner of Ohio Innovation Fund I, L.P., a venture capital firm. Prior to starting Ohio Innovation Fund in 1997, Mr. Biro was a General Partner of Brantley Venture Partners II, L.P. and Brantley Venture Partners III, L.P. Prior to joining Brantley Venture Partners in 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro has a B.S. Degree in Microbiology from Pennsylvania State University and in Pharmacy from Temple University and an MBA from The Wharton School of Business at the University of Pennsylvania. He is a Director of OXIS International, Inc. (Nasdaq National Market, "OXIS"), a developer of pharmaceuticals to treat diseases of oxidative stress. Mr. Biro is 47 years of age.

     Robert M. Stote, M.D. Dr. Stote has been a Director of the Company since 1993. Dr. Stote has served as the Senior Vice President and Chief Scientific Officer and a Director of Bentley Pharmaceuticals, Inc., a pharmaceutical company, since 1992. Prior to that time, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation, serving as Senior Vice President and Medical Director, Worldwide Medical Affairs, from 1989 to 1992 and Vice President--Clinical Pharmacology--Worldwide from 1987 to 1989. Dr. Stote was Chief of Nephrology at Presbyterian Medical Center in Philadelphia from 1972 to 1989, and served as Clinical Professor of Medicine at the University of Pennsylvania. Dr. Stote is 61 years of age.

     Jerome H. Kaiser, Ph.D. Dr. Kaiser has been a Director of the Company since December 1999. Dr. Kaiser is the Senior Vice President and Director of Information Services for Rothschild, Inc., a private investment bank. Prior to his appointment to that position, Dr. Kaiser was a consultant to Rothschild, Inc. From 1992 to 1999, Dr. Kaiser held various positions within the pharmaceutical industry. During 1998 and 1999, he was the Director of Product Management for Pfizer, Inc. From 1994 to 1998, Dr. Kaiser was employed by Hoffman-LaRoche, Inc., first as Senior Projects Specialist and then as Director of Information Management for Global Development. Dr. Kaiser worked in Project Management for Boots Pharmaceuticals from 1992 to 1994. From 1986 to 1992, he served in the positions of Assistant Professor and Associate Professor of Physics at the University of Texas at Arlington. Dr. Kaiser is 44 years of age.

DIRECTORS CONTINUING IN OFFICE

     Mark J. Ratain, M.D. Dr. Ratain has been a Director of the Company since April 1998. Dr. Ratain is a hematologist/oncologist and a clinical pharmacologist. He is a Professor of Medicine and Chairman of the Committee on Clinical Pharmacology at the University of Chicago. Dr. Ratain has been associated with the Department of Medicine at the University of Chicago since 1983. He has authored and co-authored more than 150 articles and book chapters principally relating to the treatment of cancer. Prior to becoming a Director, Dr. Ratain served as Chairman of the Company's Scientific Advisory Board for four years. He received his A.B. Degree in Biochemical Sciences from Harvard University and his M.D. from the Yale University School of Medicine. Dr. Ratain is 46 years of age.

     Seth B. Harris. Mr. Harris has been a Director of the Company since 1992 and has been the Chairman of Freider the Source, a distributor of consumer products, since 1993. Mr. Harris is the Retired Chairman of the Board and President of Harris Wholesale, Inc., a wholesale pharmaceutical distribution company. Mr. Harris is also a Director of Bindley Western Industries, Inc. (New York Stock Exchange, "BDY"), one of the largest distributors of pharmaceuticals in the United States. Mr. Harris is 61 years of age.

     Robert E. Flaherty. Mr. Flaherty has been a Director of the Company since July 1998. Mr. Flaherty is President and Chief Executive Officer of Athena Diagnostics, Inc., a unit of the Elan Pharmaceuticals division of Elan Corporation, plc. Mr. Flaherty has held his position with Athena Diagnostics, Inc. since 1992. Elan Pharmaceuticals is involved in the discovery, development and marketing of therapeutic agents for the diagnosis and treatment of neurological diseases and other medical disorders. From 1976 through 1992, Mr. Flaherty was employed in various management positions with Becton Dickinson & Company. Mr. Flaherty is 55 years of age.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a standing nominating committee or a committee performing similar functions. Set forth below is the current membership of each of the Company's Committees:

            AUDIT                      COMPENSATION                     EXECUTIVE
          COMMITTEE                      COMMITTEE                      COMMITTEE
          ---------                    ------------                     ---------
 Timothy G. Biro (Chairman)    Robert E. Flaherty (Chairman)      Dr. Jeffrey A. Green
    Dr. Jerome H. Kaiser              Seth B. Harris                   (Chairman)
     Dr. Mark J. Ratain             Dr. Robert M. Stote              Timothy G. Biro
                                                                   Robert E. Flaherty

     The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Audit Committee members review the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. Each of the members of the Audit Committee is independent, as defined under Nasdaq listing standards. The Audit Committee met two times during 2000.

     The Compensation Committee has the authority to administer the Company's stock option plans, including the selection of optionees and the timing of option grants, and to review and monitor key employee compensation and benefits policies and administer the Company's management compensation plans. The Compensation Committee met one time during 2000.

     The Executive Committee has the authority to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company at any time when the entire Board of Directors cannot meet.

     During the last fiscal year, the Board of Directors met five times. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each served during the period for which each was a member of the Board of Directors.

                           COMPENSATION OF DIRECTORS

     Directors of the Company do not receive cash compensation for their service on the Board of Directors. However, they do receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors. Directors who are not also employees receive options to purchase Common Shares under the Company's 1999 Outside Director Stock Option Plan (the "1999 Director Plan"). Under the terms of this plan, each non-employee Director receives (i) an initial option grant to purchase 10,000 Common Shares at an exercise price equal to the fair market value of a share on the date of grant and (ii) an annual option grant to purchase 12,500 Common Shares at an exercise price equal to the fair market value of a share on the date of grant. The annual grant occurs automatically on the day of the Company's Annual Meeting. As of April 20, 2001, options to purchase an aggregate of 147,500 Common Shares had been awarded under the 1999 Director Plan at exercise prices ranging from $3.63 to $5.19 per share. Options awarded under the 1999 Director Plan vest one year after the date of grant and expire ten years from the date of grant.

     After the Company's initial public offering, non-employee Directors received options to purchase Common Shares under the Company's Amended and Restated 1996 Outside Directors' Stock Option Plan, as amended (the "1996 Director Plan"). Under the terms of the 1996 Director Plan, each non-employee Director received an annual option grant to purchase 1,500 Common Shares at an exercise price equal to the fair market value of a share on the date of grant. As of April 20, 2001, options to purchase an aggregate of 66,500 Common Shares were outstanding under the 1996 Director Plan at exercise prices ranging from $4.19 to $9.60 per share.

     Prior to the Company's initial public offering, Directors received options under other option plans maintained by the Company. Non-employee Directors received options to purchase Common Shares under the Company's Amended and Restated 1992 Share Incentive Plan (the "1992 Plan"). Options to purchase an aggregate of 80,000 Common Shares were awarded to non-employee Directors under the 1992 Plan at an exercise price of $0.15 per share. Each Director who is not a Named Executive Officer received options to purchase the following numbers of Common Shares under the 1992 Plan: Mr. Harris, 25,000 Common Shares; Dr. Stote, 25,000 Common Shares; and Dr. Ratain, 30,000 Common Shares. Dr. Ratain was awarded stock options for his service as a consultant to the Company prior to becoming a Director. In addition, prior to the Company's initial public offering in June 1996, members of the Board who were designated by certain investors received, in lieu of Directors' fees, options to purchase Common Shares having a value equal to $1,000 for each meeting attended ($500 for each meeting attended by telephone). These awards were made under the Company's Amended and Restated 1994 Directors' Share Option Plan (the "Director Plan"). An aggregate of 3,666 Common Shares are outstanding under the Director Plan at exercise prices ranging from $0.80 to $9.60 per share.

                         EXECUTIVE OFFICER COMPENSATION

     The table below shows information concerning the annual and long-term compensation for services to the Company during the fiscal years ended December 31, 1998, 1999 and 2000 to the Company's Chief Executive Officer and the three other highest paid executive officers of the Company (the "Named Executive Officers").

                              SUMMARY COMPENSATION

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                     ANNUAL         ------------
                                                COMPENSATION (1)     SECURITIES
                                               ------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS    OPTIONS/SARS   COMPENSATION(2)
     ---------------------------        ----   --------   -------   ------------   ---------------
Dr. Jeffrey A. Green..................  2000   $180,000   $    --          --           $--
President, Chief Executive              1999    180,000        --      90,000(3)         --
  Officer and Director                  1998    180,000        --          --            --

Terry C. Black........................  2000    125,000        --          --            --
Vice President of Finance,              1999    125,000    10,000      31,250(4)         --
  Chief Financial Officer,              1998    125,000        --          --            --
  Treasurer and Assistant
  Secretary

Marc J. Shlaes........................  2000    110,000        --          --            --
Vice President of Research              1999    107,000    30,000      57,500(5)         --
  and Development                       1998     47,000        --      12,000(5)         --

Dr. Wolfgang Summa....................  2000     93,657(6)      --         --            --
Vice President of Global                1999     86,236    33,000      57,500(7)         --
  Operations                            1998     66,278       900          --            --

---------------

(1) No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of that individual's salary plus annual bonus. No long-term incentive plan payouts or restricted stock awards have been made to any of the Named Executive Officers.

(2) No other compensation was received by the Named Executive Officers.

(3) Dr. Green's options were granted on December 9, 1999, at an exercise price of $3.63 per share, 50% of which are exercisable on each of December 9, 2001 and December 9, 2003.

(4) Mr. Black's options were granted on December 9, 1999, at an exercise price of $3.63 per share, 50% of which are exercisable on each of December 9, 2001 and December 9, 2003.

(5) Mr. Shlaes's options were granted as follows: (1) 12,000 on July 15, 1998, at an exercise price of $4.50 per share, 100% of which became exercisable on April 20, 1999, (2) 30,000 on September 22, 1999, at an exercise price of $3.75 per share, 25% of which are exercisable on each of September 22, 2000, September 22, 2001, September 22, 2002 and September 22, 2003 and (3) 27,500 on December 9, 1999, at an exercise price of $3.63 per share, 50% of which are exercisable on each of December 9, 2001 and December 9, 2003.

(6) Dr. Summa's current employment contract provides for a base salary of DM 210,000 (German Deutschmarks). Based on the average exchange rate between the United States dollar and the German Deutschmark during 2000, Dr. Summa's salary in 2000 of DM 198,131 was the equivalent of $93,657.

(7) Dr. Summa's options were granted as follows: (1) 30,000 on September 22, 1999, at an exercise price of $3.75 per share, 25% of which are exercisable on each of September 22, 2000, September 22, 2001, September 22, 2002 and September 22, 2003 and (2) 27,500 on December 9, 1999, at an exercise price of $3.63 per share, 50% of which are exercisable on each of December 9, 2001 and December 9, 2003.

OPTION GRANTS

     No stock options were granted to the Named Executive Officers during the year ended December 31, 2000.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The table below shows information with respect to the exercise of options to purchase Common Shares by the Named Executive Officers and unexercised options to purchase Common Shares for the Named Executive Officers as of December 31, 2000.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND DECEMBER 31, 2000 OPTION VALUE

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                               STOCK                        OPTIONS AT               IN-THE-MONEY OPTIONS AT
                              ACQUIRED                   DECEMBER 31, 2000             DECEMBER 31, 2000(1)
                                 ON       VALUE     ---------------------------   ------------------------------
            NAME              EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE
            ----              --------   --------   -----------   -------------   --------------   -------------
Dr. Jeffrey A. Green........    --         $--        50,000         90,000          $    --           $--
Terry C. Black..............    --          --        35,000         31,250           26,600            --
Marc J. Shlaes..............    --          --        19,500         50,000               --            --
Dr. Wolfgang Summa..........    --          --         7,500         50,000               --            --

---------------

(1) Options are in-the-money if the market value of the Common Shares exceeds the exercise price.

(2) Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 2000 were exercised, determined by multiplying the number of Common Shares underlying the options by the difference between the per share option exercise price and $2.81, the closing price for the Common Shares as reported on Nasdaq on December 31, 2000.

EMPLOYMENT AGREEMENTS

     Dr. Jeffrey A. Green. In February 2001, the Company entered into an employment agreement with Dr. Green providing for an initial term of one year. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary provided for in this agreement is $180,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Dr. Green at the discretion of the Compensation Committee. The agreement also provides Dr. Green with the right to participate in all benefit plans made available to the Company's executives and/or employees. Dr. Green's employment with the Company may be terminated with or without cause, upon his death or disability or with sufficient reason. Additionally, under this agreement, Dr. Green is entitled to terminate his employment for "good reason." "Good reason" for such termination will exist if at any time, (i) there is a material breach of Dr. Green's employment agreement by the Company, (ii) the Company's shareholders fail to elect Dr. Green to the Board of Directors or Dr. Green is otherwise removed from the Board of Directors, and (iii) except in connection with the termination of Dr. Green's employment in strict compliance with the terms of the agreement, the Board of Directors (a) fails to elect Dr. Green to his current position with the Company, (b) fails to vest Dr. Green with the powers and authority customarily associated with his current position with the Company, or (c) significantly diminishes his responsibilities, duties, power or authority. If Dr. Green terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause or without sufficient reason, he will be entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," then he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Green's agreement, "cause" is defined as a determination by the Board of

Directors that the employee was (i) convicted of a felony involving moral turpitude or a felony in connection with his employment, (ii) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (iii) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (iv) engaged in conduct, in or out of the workplace, which in the Company's reasonable determination has an adverse effect on the reputation or business of the Company. "Sufficient reason" shall mean a good faith determination that the employee failed to adequately perform his duties as an officer of the Company or achieve the business objectives mutually agreed upon by the parties. Dr. Green also agreed to certain noncompetition and nondisclosure provisions which, under certain conditions, continue for a period of up to twenty four months following a termination of Mr. Green's employment with the Company.

     Terry C. Black. In February 2001, the Company entered into an employment agreement with Mr. Black providing for an initial term of one year. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $125,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Black at the discretion of the Compensation Committee. The agreement also provides Mr. Black with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Black's employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Black is entitled to terminate his employment for "good reason." If Mr. Black terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Black's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Black terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Black's agreement, "cause" is defined as a determination by the Board of Directors that the employee was (i) convicted of a felony involving moral turpitude or a felony in connection with his employment, (ii) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (iii) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (iv) engaged in conduct, in or out of the workplace, which in the Company's reasonable determination has an adverse effect on the reputation or business of the Company. Mr. Black also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions for a period up to eighteen months following a termination of Mr. Black's employment with the Company.

     Marc J. Shlaes. In 1998, the Company entered into an employment agreement with Mr. Shlaes. The employment agreement provides for a term of three years. The base salary initially provided for in this agreement was $100,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Shlaes at the discretion of the Compensation Committee. The agreement also provides Mr. Shlaes with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Shlaes's employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Shlaes is entitled to terminate his employment. If Mr. Shlaes terminates his employment, his rights under the agreement immediately cease, other than certain fringe benefits and stock options which may have vested prior to such termination. If Mr. Shlaes's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for one year following the date of such termination. If Mr. Shlaes's employment with the Company is terminated for "cause," he will be entitled to receive his salary through the date of termination and any stock options or other benefits which may have vested prior to the date of such termination, if any. For purposes of Mr. Shlaes's agreement, "cause" is defined as a (i) failure to complete satisfactorily the Company's routine pre-employment background check, (ii) conviction of a felony involving moral turpitude or a felony in connection with employment, (iii) theft, fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company (iv) use or possession of illegal drugs and/or alcohol on Company premises or reporting to work under the influence of same, or (v) engaging in conduct, in or out of the workplace, which in the Company's reasonable determination has an adverse effect on the reputation or business of the Company. Mr. Shlaes also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions, for a period of up to fifteen months following a termination of Mr. Shlaes employment with the Company.

     Dr. Wolfgang Summa. In December 2000, Dr. Summa signed an employment agreement with DATATRAK Deutschland GmbH providing for an initial term of four years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is DM 210,000 (approximately $110,000) per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Dr. Summa at the discretion of the Compensation Committee. The agreement also provides Dr. Summa with the right to participate in all benefits plans made available to the Company's executives and/or employees. Dr. Summa's employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Dr. Summa is entitled to terminate his employment for "good reason." If Dr. Summa terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Dr. Summa's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Dr. Summa terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Summa's agreement, "cause" is defined as a determination by the Board of Directors that the employee was (i) convicted of a felony involving moral turpitude or a felony in connection with his employment, (ii) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (iii) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (iv) engaged in conduct, in or out of the workplace, which in the Company's reasonable determination has an adverse effect on the reputation or business of the Company. Dr. Summa also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions for a period up to eighteen months following a termination of Dr. Summa's employment with the Company. The agreement is governed by German law.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee administers the Company's stock option plans, including the selection of optionees and the timing of option grants, reviews and monitors key employee compensation and benefits policies and administers the Company's management compensation plans. The current members of the Compensation Committee are Messrs. Flaherty and Harris and Dr. Stote, all of whom are non-employee Directors.

     This report contains a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Compensation Committee in determining the compensation of the Company's President and Chief Executive Officer and the Named Executive Officers.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that compensation paid to executive officers and other management personnel should consist of four elements: (1) salary, (2) annual incentive bonus, (3) stock options and (4) welfare, retirement and other benefits. The compensation package is designed to attract and retain top quality management employees. To some extent, elements of compensation are designed to vary as Company performance varies. In general, the elements of compensation that most typically have a significant relationship to Company performance are awards under its stock option and bonus plans. The Compensation Committee's decisions concerning compensation make use of independent surveys of executive compensation of similarly situated companies.

     The Company has entered into employment agreements with all of its executive officers. In general, the Compensation Committee believes that employment agreements are a useful tool in attracting and retaining qualified executives.

     Presented below is a discussion of the various components of the compensation arrangements provided to the Named Executive Officers, as well as a discussion of the compensation arrangements provided to the Company's President and Chief Executive Officer.

2000 COMPENSATION DECISIONS

     Base Salary and Benefits. Salaries of executive officers are subject to minimum levels set by the terms of each executive's employment arrangement with the Company. The primary factor in setting salary levels pursuant to these arrangements was the Company's desire to provide compensation in amounts sufficient to induce these individuals to either join or continue with the Company. Salary levels for executive officers reflect the Compensation Committee's judgments on appropriate salaries in light of the duties and responsibilities inherent in the executives' positions. The particular qualifications of an individual holding the position and his or her level of experience, as well as information concerning compensation paid by other companies in the industry, are considered in establishing salary levels. The Compensation Committee's assessment of the individual's performance and contribution to the Company's performance are the primary criteria influencing decisions regarding salary adjustments.

     Stock Options. The Company uses stock options as a long-term incentive program for its executive officers. Stock options are used because they directly relate the amounts earned by the executive officers to the amount of appreciation realized by the Company's shareholders over comparable periods. Stock options also provide executive officers with the opportunity to acquire and build a meaningful ownership interest in the Company. The Compensation Committee considers stock option awards throughout the year. In determining the number of options awarded to an individual executive officer, the Compensation Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility, and upon recommendations made by the Company's President and Chief Executive Officer. The Compensation Committee's decisions concerning individual option awards are based on its judgment concerning the appropriate amount of long-term compensation that should be paid to the executive in question. On December 9, 1999, the Named Executive Officers were granted 176,250 stock options, 50% of which will vest on December 9, 2001 and 50% of which will vest on December 9, 2003. Since stock options were awarded to the Named Executive Officers in December 1999, and in light of the vesting schedule relating to those option grants, no stock options were awarded during 2000 to the Named Executive Officers. A total of 122,934 stock options were awarded during 2000 under the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan.

     Bonuses. Pursuant to the terms of its employment agreements with the executive officers of the Company, the Company may pay additional compensation in the form of discretionary bonuses. The bonus amount in any given year is determined by the Compensation Committee, taking into account several factors, including the executive officer's salary and position, the executive officer's performance and the Company's overall performance. Bonuses may be provided either in the form of cash, Common Shares or a combination of the two, as the Compensation Committee determines. Messrs. Black and Shlaes and Dr. Summa did not receive cash bonuses during 2000.

PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Green's employment contract with the Company contemplates compensation in two broad areas: (i) a base salary and (ii) stock options under a long-term compensation plan. His employment agreement provided for a base salary of $180,000 for 2000. Dr. Green did not receive a bonus in 2000, nor was Dr. Green awarded any options to purchase Common Shares during 2000.

                                          THE COMPENSATION COMMITTEE

                                          Robert E. Flaherty (Chairman)
                                          Seth B. Harris
                                          Dr. Robert M. Stote

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has engaged in various private transactions with the members of its Compensation Committee or entities with which they are affiliated. The Company believes that these transactions have been on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

     The Company engaged in various private equity financing transactions with Mr. Harris, Dr. Stote and other shareholders in 1992, 1993 and 1994. As a result of those transactions, Mr. Harris and Dr. Stote are among the parties to a registration rights agreement with the Company under which they have been provided certain rights to have their Common Shares registered under the Securities Act of 1933, as amended (the "Securities Act"). See "Certain Transactions."

                      AUDIT COMMITTEE AND RELATED MATTERS

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee's activities are governed by a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

     Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

     In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

     In addition, the independent auditors provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 ("Independence Discussions With Audit Committees"), related to the auditors' independence. The Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management and considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee discussed with the Company's financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Timothy G. Biro (Chairman)
                                          Jerome H. Kaiser
                                          Mark J. Ratain

INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has re-appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Fees for services rendered by Ernst & Young LLP for the last fiscal year were:

AUDIT FEES  ALL OTHER FEES
----------  --------------
 $105,500      $44,005*

---------------

* Includes audit related fees of $12,700.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                               PERFORMANCE CHART

     The following line graph compares the percentage change in the cumulative total shareholder return on the Common Shares against the cumulative total return of the Nasdaq Stock Market U.S. Index and the Nasdaq Health Services Index for the period commencing June 11, 1996 (the initial trading date for the Common Shares) and ending December 31, 2000. The graph assumes that the value of the investment in Common Shares and each index was $100 on June 11, 1996, and that all dividends, if any, were reinvested.

                COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG DATATRAK INTERNATIONAL, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                                                                               NASDAQ STOCK MARKET            NASDAQ HEALTH
                                                    DATATRAK INTL INC                (U.S.)                     SERVICES
                                                    -----------------          -------------------            -------------
06/11/96                                                    100                         100                         100
12/96                                                     79.63                      104.76                       84.07
12/97                                                      37.5                       128.3                       86.26
12/98                                                     29.63                      180.94                       73.12
12/99                                                     26.85                      336.25                       58.83
12/00                                                     20.84                      202.31                       80.66

* $100 invested on 6/11/96 in stock
  or index - including reinvestment
  of dividends.
  Fiscal year ending December 31.

                              CERTAIN TRANSACTIONS

     In connection with various financing transactions, the Company entered into agreements with several of its Directors, executive officers and shareholders who beneficially own more than 5% of the Common Shares. Since these arrangements were the result of arm's length negotiation among the Company and these shareholders prior to their acquisition of an interest in the Company, the Company believes that the agreements are on terms no less favorable to it than could have been obtained from unaffiliated third parties. Relationships between the Company and those investors who are affiliated with members of the Compensation Committee of the Board of Directors are described under the caption "Compensation Committee Interlocks and Insider Participation."

     As a result of various financing transactions, the Company is a party to a registration rights agreement with Brantley, Drs. Green and Stote and Mr. Harris, each of whom is either a Director, executive officer or beneficial owner of greater than 5% or more of the Common Shares. Under the terms of the registration rights agreement, the holders of an aggregate of 331,310 Common Shares (the "Registrable Shares") have the right to demand, no more than once every six months, registration under the Securities Act of Common Shares having a market value of at least $5,000,000 (in the case of a registration on Form S-1) or $1,000,000 (in the case of a registration on Form S-2 or S-3). Such demand right may be exercised by the holders of at least 40% of the Registrable Shares. The holders of Registrable Shares may exercise their right to demand registration of the Registrable Shares on Form S-1 up to two times at the Company's expense, and any demand registrations on Form S-2 or S-3 an unlimited number of times at the Company's expense. Although the holders of Registrable Shares have the right to demand additional registrations on Form S-1, they will be required to pay their share of the expenses associated with such registrations. The registration rights agreement also provides the holders of an aggregate of 250,598 Common Shares (the "Related Shares"), with the limited right to participate, at their own expense, in a registration statement demanded by the holders of Registrable Shares. In addition, under certain conditions, the holders of Registrable Shares and Related Shares have the limited right to include some or all of such shares in any registration statement filed by the Company with respect to the sale of its Common Shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and certain of its executive officers and persons who beneficially own more than 10% of the Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the Nasdaq Stock Market. Such persons are further required to furnish the Company with copies of all such forms filed by them. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by the Company's Directors, executive officers and beneficial owners of more than 10% of the Common Shares.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be considered for submission to the Annual Meeting of Shareholders to be held in 2002. Proposals should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to DATATRAK International, Inc., 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122, Attention: Investor Relations, and must be received no later than January 4, 2002. Any notice shall include: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of Common Shares held of record, owned beneficially and represented by proxy by the shareholder as of the date of the notice and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The Chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

     The Company may use its discretion in voting Proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended December 31, 2001, unless the Company receives notice of those proposals prior to March 19, 2002.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on those matters.

     A copy of the Company's Annual Report has been provided to shareholders with this Proxy Statement. If a shareholder entitled to vote at the Annual Meeting did not receive a copy of the Annual Report with this Proxy Statement, that shareholder may request a copy of the Annual Report from the Company. Upon the receipt of a written request from any shareholder entitled to vote at the Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Requests from beneficial owners of Common Shares must include a good-faith representation that, as of the record date of the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at the Annual Meeting. Written requests for the Annual Report should be directed to: Investor Relations, DATATRAK International, Inc., 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122.

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          Thomas F. McKee
                                          Secretary

May 3, 2001

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER
                          DATATRAK INTERNATIONAL, INC.

ORGANIZATION

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of DATATRAK International, Inc. (the "Company") shall be comprised of a minimum of three directors. Except as provided below, each director shall be an "independent director," as such term is defined by the National Association of Securities Dealers, Inc. (an "Independent Director"). Notwithstanding the foregoing, one director who is not an Independent Director and is not a current employee or an immediate family member of an executive officer of the Company, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders. Each member of the Committee shall be able to read and understand fundamental financial statements or will become able to do so within a reasonable period of time after appointment to the Committee. The Committee shall include at least one member that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication.

STATEMENT OF POLICY

     The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the Company.

RESPONSIBILITIES

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to facilitate corporate accounting and reporting practices of the Company that are in accordance with all applicable requirements and that are of the highest quality.

     In carrying out these responsibilities, the Committee will:

        - Obtain the full board of directors' approval of this Charter and review and reassess the adequacy of this Charter as conditions dictate (at least annually).

        - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

        - Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the Committee, as the shareholders' representatives, who have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

        - Review and concur with management's appointment, termination, or replacement of the director of internal audit.

        - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

        - Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

        - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

        - Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

        - Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The chair of the Committee may represent the entire Committee for purposes of this review.

        - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

        - Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

        - Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

        - On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to oversee the continuing independence of the auditors.

        - Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the board of directors.

        - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

        - Review the Committee's report, containing the information required to be stated therein by rules of the Securities and Exchange Commission, to be set forth in the proxy statement for the Company's annual meeting of stockholders, and review other Company disclosure relating to the Committee required to be set forth in such proxy statements. This Charter shall be filed as an appendix to the proxy statement at least once every three years, or the year after any significant amendment to the Charter.

                            DATATRAK INTERNATIONAL, INC.

   P                           PROXY FOR COMMON SHARES
   R
   O           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
   X     THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 1, 2001.
   Y
         The undersigned hereby (i) appoints Terry C. Black and Robert J. Fisher, and each of them, his true and lawful agents and Proxy holders with full power of substitution in each to appear and vote all of the Common Shares of DATATRAK International, Inc. that the undersigned will be entitled to vote at the Annual Meeting of Shareholders of DATATRAK International, Inc. to be held at National City Bank, Meeting Room B, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio on June 1, 2001, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows.

         (1) Election of the following nominees to serve on the Board of Directors of the Company:

    DR. JEFFREY A. GREEN                 FOR [ ]              WITHHELD [ ]
    TIMOTHY G. BIRO                      FOR [ ]              WITHHELD [ ]
    DR. ROBERT M. STOTE                  FOR [ ]              WITHHELD [ ]
    DR. JEROME H. KAISER                 FOR [ ]              WITHHELD [ ]

         (2) In their discretion to act on any other matters that may properly come before the meeting.

                                                (To be signed on other side)

                           (Continued from other side.)

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED IN THE SPACES ABOVE. TO THE EXTENT THAT NO DIRECTIONS ARE GIVEN FOR PROPOSAL 1, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF.

         You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The Proxy holders cannot vote your shares unless you sign and return this card.

                                             Please date, sign and return
                                             promptly in the accompanying
                                             envelope.

                                             DATE
                                             -------------------------------

                                             SIGNATURE(S)
                                             -------------------------------

                                             SIGNATURE(S)
                                             -------------------------------

                                             NOTE: Please sign exactly as
                                                   name appears hereon.
                                                   Joint owners should each
                                                   sign. When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give
                                                   full title as such.